UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017 (August 4, 2017)

Croe, Inc.

(Exact name of registrant as specified in its charter)

Utah	333-214187	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23805 Stuart Ranch Road, Suite 235 Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of Croe, Inc. (the “Company”) is being filed solely to provide the Exhibit 16.1 letter from the Company’s former auditor, Michael T. Studer CPA P.C. No changes have been made to the information presented below in item 4.01.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On August 4, 2017, the Board of Directors of Croe, Inc. (the “Company”) approved the engagement of Hall & Company CPAs & Consultants, Inc. as the Company’s independent registered public accounting firm, and determined not to renew its engagement with Michael T. Studer CPA P.C. (“Studer”) for that role.

Studer’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2016 and December 31, 2015 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through August 4, 2017, there were no (i) “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K; or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Studer with a copy of this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2017, the Company appointed Ivan Ivankovich as its Chief Financial Officer. Mr. Ivankovich, 50, is the Co-Founder and Managing Partner of Full Stack Finance, an accounting and part-time CFO services company. He has also served as President of iFinance Consulting Group since July 2005, Chief Financial Officer of Springowl Asset Management, a registered hedge fund, from March 2016 until July 2017, and a member of the board of directors of OriginClear, Inc. (OTCQB:OCLN) until January 2014. Mr. Ivankovich earned his Bachelor of Science in Economics from the University of California, Los Angeles.

Item 9.01	Financial Statements and Exhibits.

Exhibit 16.1: Letter from Michael T. Studer CPA P.C. dated August 8, 2017 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROE, INC.
Date: August 10, 2017
	By:	/s/ Michael Poutre
	Name:	Michael Poutre
	Title:	Chief Executive Officer